                         ENTERGY CORPORATION
                       PRO FORMA BALANCE SHEET
                          SEPTEMBER 30, 1999
                             (Unaudited)

                                                                   Adjustments to Reflect
                                                                   Transactions Proposed
                                                           Before         In Present         After
               ASSETS                                   Transactions       Filing         Transactions
                                                                       (In Thousands)
Current Assets:
   Cash and cash equivalents:
     Cash                                                         $57                              $57
     Temporary cash investments - at cost,
        which approximates market:
        Other                                                  49,376                           49,376
                                                           ----------                       ----------
           Total cash and cash equivalents                     49,433                           49,433
  Accounts receivable:
    Associated companies                                      125,182                          125,182
  Prepayments and other                                         1,931                            1,931
                                                           ----------                       ----------
           Total                                              176,546                          176,546
                                                           ----------                       ----------

Investment in Wholly-owned Subsidiaries                     7,135,883                        7,135,883
                                                           ----------                       ----------

Deferred Debits and Other Assets                               52,542                           52,542
                                                           ----------                       ----------

           Total                                           $7,364,971                       $7,364,971
                                                           ==========                       ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable:
    Associated companies                                         $465                             $465
    Other                                                         713                              713
  Taxes accrued                                                 1,358                            1,358
  Other                                                         7,289                            7,289
                                                           ----------                       ----------
           Total                                                9,825                            9,825
                                                           ----------                       ----------

Deferred Credits and Noncurrent Liabilities                    85,440                           85,440

Shareholders' Equity:
  Common stock, $.01 par value, authorized
   500,000,000 shares; issued 247,016,020 shares                2,470                            2,470
  Paid-in capital                                           4,634,413                        4,634,413
  Retained earnings                                         2,810,003                        2,810,003
  Cumulative foreign currency translation adjustment          (64,691)                         (64,691)
  Less cost of treasury stock (3,721,974 shares)              112,489                          112,489
                                                           ----------                       ----------
           Total common shareholders' equity                7,269,706                        7,269,706
                                                           ----------                       ----------

           Total                                           $7,364,971                       $7,364,971
                                                           ==========                       ==========


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



                          ENTERGY CORPORATION
                     PRO FORMA STATEMENT OF INCOME
                 TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                              (Unaudited)


                                                  Adjustments to Reflect
                                                  Transactions Proposed
                                           Before       In Present         After
                                        Transactions       Filing      Transactions
                                                      (In Thousands)

Equity in income of subsidiaries            $852,763                       $852,763

Expenses and Other Deductions:
  Administrative and general expenses         82,532                         82,532
  Income taxes (credit)                        3,870                          3,870
  Taxes other than income taxes                  750                            750
   Interest                                    8,874                          8,874
                                            --------                       --------
                                              96,026                         96,026
                                            --------                       --------

NET INCOME                                  $756,737                       $756,737
                                            ========                       ========


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